016570| 003590|127C|RESTRICTED||4|057-423

Certificate Evidencing Common Units
Representing Limited Partner Interests

TARGA

EXHIBIT A
to the
First Amended and Restated
Agreement of Limited Partnership
of
Targa Resources Partners LP

Certificate Number
ZQ 000000

No. Common Units
**600620******
***600620*****
****600620****
*****600620***
******600620**

# TARGA RESOURCES PARTNERS LP

In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP, as amended, supplemented or restated from time to time (the ***"Partnership Agreement"***), Targa Resources Partners LP, a Delaware limited partnership (the ***"Partnership"***),

hereby certifies that

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 87611X 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

(the ***"Holder"***) is the registered owner of

* * * SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY* * *

Common Units

representing limited partner interests in the Partnership (the ***"Common Units"***) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1001 Fannin Street, Suite 800, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF TARGA RESOURCES PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF TARGA RESOURCES PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE TARGA RESOURCES PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). TARGA RESOURCES GP LLC, THE GENERAL PARTNER OF TARGA RESOURCES PARTNERS LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF TARGA RESOURCES PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

(Continued on reverse)

Chief Executive Officer

Secretary

TARGA RESOURCES PARTNERS LP CORPORATE 2006 SEAL DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
**COMPUTERSHARE TRUST COMPANY, N.A.**
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

1234567

TARGA

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

| | |
|---|---|
| CUSIP | XXXXXX XX X |
| Holder ID | XXXXXXXXXX |
| Insurance Value | 1,000,000.00 |
| Number of Shares | 123456 |
| DTC | 12345678 123456789012345 |

| Certificate Numbers | Num/No. | Denom. | Total |
|---|---|---|---|
| 1234567890/1234567890 | 1 | 1 | 1 |
| 1234567890/1234567890 | 2 | 2 | 2 |
| 1234567890/1234567890 | 3 | 3 | 3 |
| 1234567890/1234567890 | 4 | 4 | 4 |
| 1234567890/1234567890 | 5 | 5 | 5 |
| 1234567890/1234567890 | 6 | 6 | 6 |
| Total Transaction | | | 7 |

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- .................... Custodian ....................
(Cust) (Minor)
under Uniform Gifts to Minors Act ....................
(State)

UNIF TRF MIN ACT .................... Custodian (until age ... ) ..........
(Cust) (Minor)
under Uniform Transfers to Minors Act ..........
(State)

Additional abbreviations may also be used though not in the above list.

**ASSIGNMENT OF COMMON UNITS OF**
**TARGA RESOURCES PARTNERS LP**

FOR VALUE RECEIVED, ______________________________ -hereby assigns, conveys, sells and transfers unto

______________________________ ______________________________
(Please print or typewrite name and address of assignee) (Please insert Social Security or other identifying number of assignee)

______________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint

______________________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Targa Resources Partners LP

Date: ______________________

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

**THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15**

______________________________
(Signature)

______________________________
(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

**ASSIGNEE CERTIFICATION**

Type of Entity (check one):

☐ Individual ☐ Partnership ☐ Corporation
☐ Trust ☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation ☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity is checked, the following certification must be completed:
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder's Interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).

Complete either A or B:

A. Individual Interestholder
1. I am not a non-resident alien for purposes of U.S. income taxation;
2. My U.S. taxpayer identification number (social security number) is: ______________________
3. My home address is ______________________________

B. Partnership, Corporation or Other Interestholder
1. ______________________________ is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)
2. The interestholder's U.S. employer identification number is ______________________
3. The interestholder's office address and place of incorporation (if applicable) is ______________________

The interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.
The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is a true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

______________________________
Name of Interest holder

______________________________
Signature and Date

______________________________
Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of Assignee's knowledge.

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